Exhibit 10.21

Coventry Share Plan
(Amended and Restated as of September 1, 2002)

COVENTRY SHARE PLAN
TABLE OF CONTENTS

Article I INTRODUCTION		1
1.1	History	1
1.2	Purpose	1
1.3	Qualification	1
1.4	Rule 16b-3 Compliance	1
Article II DEFINITIONS		1
2.1	Board of Directors	1
2.2	Closing Market Price	2
2.3	Code	2
2.4	Common Stock	2
2.5	Company	2
2.6	Contribution Account	2
2.7	Effective Date	2
2.8	Employee	2
2.9	Employer	2
2.10	Exercise Date	2
2.11	Exercise Price	2
2.12	Five Percent Shareholder	3
2.13	Grant Date	3
2.14	Offering Period	3
2.15	Participant	3
2.16	Plan	3
2.17	Plan Administrator	3
2.19	Statutory Insider	3
2.20	Subsidiary	3
Article III SHAREHOLDER APPROVAL		4
3.1	Shareholder Approval Required	4
Article IV ELIGIBILITY AND PARTICIPATION		4
4.1	Conditions	4
4.2	Application for Participation	4
4.3	Date of Participation	5
Article V CONTRIBUTION ACCOUNT		5
5.1	Employee Contributions	5
5.2	Modification of Contribution Rate	5
5.3	Withdrawal of Contributions	5
5.4	Suspension for Statutory Insider	6
Article VI ISSUANCE AND EXERCISE OF OPTIONS		6
6.1	Reserved Shares of Common Stock	6
6.2	Issuance of Options	6
6.3	Determination of Exercise Price	6
6.4	Purchase of Common Stock	7
6.5	Terms of Options	7
6.6	Limitations on Options	7
6.7	Pro-Rata Reduction of Optioned Common Stock	8
6.8	State Securities Laws	8
Article VII termination of participation		8
7.1	Termination of Employment	8
7.2	Retirement	9
Article VIII Ownership of stock		9
8.1	Stock Certificates	9
8.2	Premature Sale of Common Stock	9
8.3	Transfer Restrictions for Statutory Insiders	9
Article IX administration and amendment		10
9.1	Administration	10
9.2	Amendment	10
Article X miscellaneous		10
10.1	Expenses	10
10.2	No Contract of Employment	10
10.3	Adjustment Upon Changes in Common Stock	11
10.4	Employer's Rights	11
10.5	Limit on Liability	11
10.6	Gender and Number	11
10.7	Governing Law	12
10.8	Headings	12
10.9	Severability	12

COVENTRY SHARE PLAN

Article I

INTRODUCTION

1.1   History

        Coventry Corporation, a Delaware corporation adopted the Coventry Share Plan (the “Plan”) for its eligible employees, effective as of September 1, 1994. The Plan was approved by the shareholders of the Coventry Corporation as of June 15, 1995. Effective as of April 1, 1998, Coventry Corporation and Principal Health Care, Inc., entered into a business combination and formed Coventry Health Care, Inc. (the “Company”), a Delaware corporation with its principal offices located in Maryland. Under the terms of the business combination, the Company acquired health plans from Principal Health Care, Inc., and became the successor-in-interest to Coventry Corporation, which subsequently merged into the Company on June 27, 2000. As such, the Company accepted responsibility for the sponsorship of the Plan, and continues to maintain the Plan for its eligible employees.

1.2   Purpose

        The purpose of this Plan is to provide an opportunity for eligible employees of the Company and authorized subsidiaries (collectively “Employers”) to become shareholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Company and to the mutual benefit of its employees and shareholders.

1.3   Qualification

        This Plan is intended to be an employee stock purchase plan, which qualifies for favorable Federal income tax treatment under Section 423 of the Code.

1.4   Rule 16b-3 Compliance

        This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

Article II

DEFINITIONS

        As used herein, the following words and phrases shall have the meanings specified below:

2.1  Board of Directors:  The Board of Directors of the Company.

2.2   Closing Market Price:  The last sale price of the Common Stock as reported on the New York Stock Exchange for a particular date; or if no sales occurred on such date, at the mean between the closing “bid” and “asked” prices on such date, or if such date is not a trading date on the New York Stock Exchange, the closing price as of the next following trading date. However, should there be any material alteration in the present system of reporting sales prices of such Common Stock, or if such Common Stock should no longer be listed on the New York Stock Exchange, the market value of the Common Stock as of a particular date shall be determined by such method as shall be specified by the Plan Administrator.

2.3  Code:   The Internal Revenue Code of 1986, as amended from time to time.

2.4  Common Stock: Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.5  Company: Coventry Health Care, Inc.

2.6  Contribution Account: The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.7  Effective Date: The original effective date of the Plan is September 1, 1994. The Plan is amended and restated as of September 1, 2002.

2.8  Employee:Each employee of an Employer except:

          (a) any employee whose customary employment is less than twenty (20) hours per week; or

          (b) any employee whose customary employment is for not more than five months in any calendar year.

2.9  Employer: The Company and any corporation that: (i) is a Subsidiary of the Company; (ii) is authorized by the Board of Directors to adopt this Plan with respect to its Employees; and (iii) adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan and it was a Subsidiary of the Company as of the most recent Grant Date.

2.10  Exercise Date: With respect to an Offering Period, the last trading day of such Offering Period.

2.11  Exercise Price: The price per share of the Common Stock to be charged to Participants n the applicable Exercise Date, as determined in Section 6.3.

2.12   Five Percent Shareholder: An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary thereof. Whether an Employee is a Five Percent Shareholder shall be determined by counting the shares of stock the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, as stock owned by the Employee in the numerator, but shares of Common Stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

2.13   Grant Date: With respect to an Offering Period, the first trading date of such Offering Period.

2.14  Offering Period: There shall be a short Offering Period beginning September 1, 2002 and ending on December 31, 2002. Beginning January 1, 2003, a period of six (6) months commencing on January 1 and July 1 of each year.

2.15   Participant: Any Employee of an Employer who has met the conditions for eligibility, elects to participate and continues to participate in the Plan as provided for in Article IV.

2.16   Plan: This Coventry Share Plan.

2.17   Plan Administrator: The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation and Benefits Committee of the Board of Directors.

2.18  Plan Year: The twelve (12) month period beginning January 1 and ending on December 31, with a short Plan Year commencing September 1, 2002 and ending on December 31, 2002. For Plan Years commencing in 1994 through 2001, the Plan Year was the twelve (12) month period beginning on the first day of September and ending on the last day of August in the following calendar year.

2.19   Statutory Insider: Any individual subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, and any other person so designated by resolution of the Board of Directors.

2.20  Subsidiary: Any corporation in an unbroken chain of corporations beginning with the Company each of which (other than the last corporation in the chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

Article III

SHAREHOLDER APPROVAL

3.1  Shareholder Approval Required

Without the approval of the shareholders of the Company, no amendment to this Plan shall:

          (a) increase the number of shares reserved under the Plan, other than as provided in Section 10.3;

          (b) materially increase the benefits accruing to Statutory Insiders under the Plan;

          (c) change the method of determining the Exercise Price pursuant to Section 6.3 so that the Exercise Price is reduced for Statutory Insiders, other than as provided in Section 10.3; or

          (d) make participation in the Plan available to any person who is not an Employee.

        Approval by shareholders must comply with applicable provisions of the corporate charter, bylaws of the Company, and Delaware law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

Article IV

ELIGIBILITY AND PARTICIPATION

4.1  Conditions

        Each Employee, other than a Five Percent Shareholder, shall become eligible to participate on the first day of any Offering Period. No Employee who is a Five Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Common Stock under the Plan.

4.2  Application for Participation

        Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no less than 15 days prior to the commencement of the next Offering Period. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Offering Period after the initial enrollment form is filed, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected. If any Employee does not elect to participate for any given Offering Period, he may elect to participate for any future Offering Period as long as he remains eligible under the Plan.

4.3  Date of Participation

        An Employee who elects to participate shall be enrolled in the Plan for the first Offering Period following submission of his properly completed enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

Article V

CONTRIBUTION ACCOUNT

5.1  Employee Contributions

        The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount in an exact number of dollars during each payroll period not less than five dollars ($5.00) nor more than an amount which is ten percent (10%) of the Participant’s base pay on the first day of the Offering Period. The term “base pay” shall be determined before subtracting any of the Employee’s pre-tax contributions to a 401(k) plan sponsored by an Employer. The dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during an Offering Period other than upon the commencement of the Offering Period. No interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2  Modification of Contribution Rate

        No change shall be permitted in a Participant’s contribution rate except upon the commencement of an Offering Period, and then only if the Participant files a new enrollment form with the Employer no less than 15 days in advance of the commencement of the Offering Period, designating the desired contribution. Notwithstanding the foregoing, a Participant may notify his Employer at any time that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form, or as soon as administratively feasible thereafter; provided, however, that in no event shall the cessation of contributions take place during the last fifteen days of any Offering Period, or more than thirty days following receipt of the notice by an Employer. The Participant shall become eligible to recommence contributions beginning with the next Offering Period, subject to a special rule for Statutory Insiders provided in Section 5.4.

5.3  Withdrawal of Contributions

        A Participant who has ceased his contributions may elect to withdraw the balance of his Contribution Account at any time during an Offering Period prior to the Exercise Date, except during the last 15 days of the Offering Period. The option granted to a Participant (as described in Section 6.2 below) shall be cancelled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by an Employer. The Participant shall become eligible to recommence contributions beginning with the next Offering Period, subject to a special rule for Statutory Insiders provided in Section 5.4.

5.4    Suspension for Statutory Insider

        If a Statutory Insider discontinues his contributions hereunder during an Offering Period, whether or not he withdraws the balance of his Contribution Account, such Statutory Insider shall not become eligible to recommence contributions until the first day of the next Offering Period occurring six months after the discontinuance of contributions or, if applicable, the date of the withdrawal of the Contribution Account balance, whichever is later.

Article VI

ISSUANCE AND EXERCISE OF OPTIONS

6.1  Reserved Shares of Common Stock

        The Company shall reserve one million (1,000,000) shares of Common Stock for issuance upon exercise of the options granted under this Plan, determined after the 2 for 1 stock split in the form of a stock dividend on August 3, 1994.

6.2  Issuance of Options

        On the Grant Date each Participant shall be deemed to receive an option to purchase Common Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limit specified in Section 6.6(a). All such options shall be automatically exercised on the following Exercise Date, except for options that are cancelled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3  Determination of Exercise Price

The Exercise Price of the options granted under this Plan for any Offering Period shall be the lesser of:

          (a) eighty-five percent (85%) of the Closing Market Price of the Common Stock on the Exercise Date; or

          (b) eighty-five percent (85%) of the average of the Closing Market Price of the Common Stock on the Grant Date and the Closing Market Price of the Common Stock Purchase of Common Stock on the Exercise Date.

6.4  Purchase of Common Stock

        On the Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Common Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Offering Period along with new contributions in the next Offering Period; provided, however, that if the Participant does not enroll for the next Offering Period, the balance remaining shall be returned to him in cash.

6.5  Terms of Options

        Options granted under this Plan shall be subject to such amendment or modifications as the Company shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Company shall from time to time approve and deem necessary.

6.6  Limitations on Options

        The options granted hereunder are subject to the following limitations:

          (a)   The maximum number of shares of Common Stock which may be purchased by any Participant in a calendar year shall be equal tothe lesser of:

               (i)   one thousand (1,000) shares, or

               (ii)   the maximum number of shares, which when valued on the applicable Grant date, will limit the Participant’s rights under this Plan and any similar plan sponsored by a Subsidiary to no more than twenty-five thousand dollars ($25,000) worth of Common Stock in any calendar year.

        The maximum number of shares as determined above shall be adjusted upon the occurrence of an event described in Section 10.3.

          (b)   No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five Percent Shareholder.

          (c)   No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7  Pro-Rata Reduction of Optioned Common Stock

        If the total number of shares of Common Stock to be purchased under this Plan by all Participants on an Exercise Date exceeds the number of shares of Common Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Common Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

6.8  State Securities Laws

         Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue shares of Common Stock to any Participant if to do so would violate any State securities law applicable to the sale of Common Stock to such Participant. In the event that the Company refrains from issuing shares of Common Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Common Stock.

Article VII

TERMINATION OF PARTICIPATION

7.1  Termination of Employment

        Any Participant whose employment with any Employer is terminated during an Offering Period for any reason except retirement at or after attainment age 65 shall immediately cease being a Participant. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2  Retirement

        If a Participant should retire from the employment of any Employer at or after attainment of age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Offering Period during which the Participant retired. In the event no election to withdraw is made at least 15 days preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Common Stock in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

Article VIII

OWNERSHIP OF STOCK

8.1  Stock Certificates

      Common Stock purchased through exercise of the options granted hereunder shall be held in an uncertificated account in the name of the Participant. Upon the written request of the Participant, a certificate will be issued in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, or to the Participant as custodian for the Participant’s child under the Gift to Minors Act.

8.2  Premature Sale of Common Stock

      If a Participant (or former Participant) sells or otherwise disposes of any shares of Common Stock obtained under this Plan:

          (a)   prior to two (2) years after the Grant Date of the option under which such shares were obtained; or

          (b)   prior to one (1) year after the Exercise Date on which such shares were obtained,

that Participant (or former Participant) must notify the Company immediately in writing concerning such disposition.

8.3  Transfer Restrictions for Statutory Insiders

        No Statutory Insider shall sell, assign or otherwise transfer any shares of Common Stock acquired on any Exercise Date for a period of six months following such Exercise Date.

Article IX

ADMINISTRATION AND AMENDMENT

9.1  Administration

        The Plan Administrator shall: (i) administer the Plan and keep records of the Contribution Account balance of each Participant; (ii) interpret the Plan; and (iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2  Amendment

        The Board of Directors may at any time amend the Plan in any respect, including termination of the Plan, without prior notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, the amendment of the Plan as described in Section 3.1 shall not become effective until and unless such amendment is approved by the Company’s shareholders.

Article X

MISCELLANEOUS

10.1  Expenses

The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2   No Contract of Employment

        Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3  Adjustment Upon Changes in Common Stock

        The aggregate number of shares of Common Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

10.4  Employer’s Rights

        The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.5  Limit on Liability

        No liability whatsoever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any shareholder, officer or director, as such, whether arising at common law or in equity or created by statute or consultation or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.6  Gender and Number

        For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.7  Governing Law

        The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Maryland, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury regulations promulgated thereunder.

10.8  Headings

        Any heading or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.9  Severability

        If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

        IN WITNESS WHEREOF, the Coventry Health Care, Inc. has adopted this Plan as amended and restated effective as of September 1, 2002.

Date: September 1, 2002	By: /s/Shirley R. Smith
Title: Senior Vice President and Secretary
Attest: /s/Patrisha Davis